EXHIBIT 10.3
R&D AGREEMENT
This Agreement is made effective by and between Temple University — Of The Commonwealth System of Higher Education (hereinafter referred to as “TEMPLE”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having a principal place of business at Broad Street and Montgomery Avenue, Philadelphia, Pennsylvania and Save The World Air, Inc. (hereinafter referred to as “COMPANY”), a corporation organized and existing under the laws of the State of Nevada, having a principal place of business at 5125 Lankershim Boulevard, North Hollywood, California 91601.
WHEREAS, the parties have entered into certain license agreements effective                      pertaining to the effect of electric fields on fuel droplet size and to the effect of electric fields on crude oil viscosity ( hereinafter referred to collectively as the “LICENSES”);
WHEREAS, COMPANY wishes to fund research pertaining to LICENSED PRODUCT, as defined in the LICENSES, and wishes to license intellectual property contained in the results of said research;
WHEREAS, TEMPLE wishes to receive the aforementioned research funding from COMPANY and wishes to disclose to COMPANY the results of said research; and
WHEREAS, COMPANY wishes to receive the results of the aforementioned research without jeopardizing the patentability of inventions contained therein or TEMPLE’s proprietary rights thereto;
NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, the parties, intending to be legally bound, agree as follows:
ARTICLE 1 — DEFINITIONS
The definitions of all terms used in the LICENSE are incorporated herein by reference.
“PROJECT” shall mean the research project pertaining to LICENSED PRODUCT that is described in Exhibit A, which is attached hereto and is incorporated herein by reference.
“PROJECT PERIOD” shall mean the period beginning with the above written effective date and ending twenty-four (24) months thereafter.
1.4 “PROJECT RESULTS” shall mean discoveries, inventions, know-how, testing data, methods, techniques and other information, patentable or unpatentable, resulting from COMPANY’S funding of the PROJECT during the PROJECT PERIOD.

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1.5 “PRINCIPAL INVESTIGATOR” shall mean Dr. Rongjia Tao, designated by TEMPLE to direct the PROJECT and to serve as the contact person for COMPANY on all technical matters relating to the PROJECT.
1.6 “PROJECT PATENT” shall mean an application filed by TEMPLE for PROJECT RESULTS, and any patents issuing therefrom.
1.7 “OPTION PERIOD” shall mean the period beginning with the above written effective date and ending six (6) months after the end of the PROJECT PERIOD.
ARTICLE 2 — SCOPE
2.1 The work to be carried out under the PROJECT pertains to LICENSED PRODUCT and is described in Exhibit A, which is attached hereto and is incorporated herein by reference. The PRINCIPAL INVESTIGATOR shall direct the PROJECT and control the manner of its performance.
2.2 TEMPLE shall make reasonable efforts to complete the PROJECT. However, TEMPLE makes no warranties as to the completion of the PROJECT or the achievement of any particular goal.
ARTICLE 3 — FUNDING
3.1 COMPANY shall pay five hundred thousand dollars ($500,000) to TEMPLE to fund the PROJECT during the PROJECT PERIOD, as outlined in the budget incorporated in Exhibit A, attached hereto and incorporated herein by reference.
3.2 COMPANY shall provide its funding pursuant to Paragraph 3.1 in eight (8) non-refundable installments, as follows: (i) one hundred twenty three thousand five hundred dollars ($123,500) no later that (30) thirty days from the effective date of this Agreement and (ii) fifty three thousand seven hundred fifty dollars ($53,750) every three (3) months thereafter until fully paid. Checks shall be made to “Temple University” (with the name of the PRINCIPAL INVESTIGATOR shown for reference purposes) and sent to the attention of Business Manager at the address shown in Paragraph 6.5. If at any time during the Project Period Dr. Tao should become unavailable to perform the duties of the principal investigator for the Project. TEMPLE shall give STWA reasonable notice thereof, which notice shall be given no later than 30 days after TEMPLE learns of Dr. Tao’s unavailability. If another principal investigator reasonably acceptable to STWA is not promptly engaged by TEMPLE, STWA shall have the right to terminate this Agreement, STWA shall have to right to elect to terminate this Agreement, and upon such termination, STWA shall have no further obligations pursuant to Article 3 of this Agreement to make payments not then due in accordance with the provisions such Article 3.

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ARTICLE 4 — OWNERSHIP RIGHTS
4.1 The entire right and title in all PROJECT RESULTS shall belong to Temple.
4.2 At any time during the OPTION PERIOD, TEMPLE may propose in writing to COMPANY the filing of an application for a PROJECT PATENT. If COMPANY agrees in writing to such filing within sixty (60) days of COMPANY’S receipt of the proposal, such PROJECT PATENT shall be subject to the terms of Paragraphs 5.1 and 5.2, and shall be hereinafter referred to as an “OPTION PATENT”. However, if COMPANY fails to agree in writing to such filing within sixty (60) days of COMPANY’S receipt of the proposal, such PROJECT PATENT shall not be deemed an OPTION PATENT and shall not be subject to any rights or obligations of COMPANY hereunder or under the LICENSE.
4.3 At any time during the OPTION PERIOD, COMPANY may require in writing that TEMPLE file an application for a PROJECT PATENT in connection with which TEMPLE has not made a proposal to COMPANY pursuant to Paragraph 4.2, and such PROJECT PATENT shall be deemed an OPTION PATENT subject to Paragraphs 5.1 and 5.2.
4.4 Except as otherwise provided in Paragraphs 4.2, 4.3 and 4.6, TEMPLE, in consultation with COMPANY but in TEMPLE’s sole discretion, shall diligently prepare, file and prosecute applications for all OPTION PATENTS during the OPTION PERIOD or, for OPTION PATENTS that are subject to the negotiating provisions of Paragraph 5.2, during the OPTION PERIOD and six (6) months thereafter.
4.5 COMPANY shall reimburse TEMPLE, within thirty (30) days of receipt of a detailed invoice therefor, for all costs and expenses incurred by TEMPLE pursuant to Paragraph 4.4. TEMPLE, in its sole discretion, may elect to have its patent counsel submit such invoices directly to COMPANY, in which case COMPANY shall pay TEMPLE’s patent counsel directly.
4.6 In the event that COMPANY notifies TEMPLE in writing that it will stop paying the costs and expenses with respect to any OPTION PATENT, TEMPLE, at its option, may assume the obligation of supporting such OPTION PATENT, and COMPANY’s rights and obligations thereto under this Agreement shall immediately terminate. Termination of COMPANY’S rights and obligations with respect to an OPTION PATENT shall in no way affect COMPANY’S rights and obligations to any other OPTION PATENT.
ARTICLE 5 — LICENSE AND OPTION RIGHTS
5.1 At any time during the OPTION PERIOD, upon written notice thereof to TEMPLE, COMPANY may elect to add any OPTION PATENT to PATENT RIGHTS (as defined in the LICENSE) for all purposes of the LICENSE provided, however, that the exercise of any rights granted under such OPTION PATENT would have infringed, absent the LICENSE, at least one

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VALID CLAM within the PATENT RIGHTS in effect prior to the receipt of the notice by TEMPLE. If COMPANY fails to make an election as provided in the preceding sentence with respect to any OPTION PATENT, all of COMPANYs rights and obligations thereto shall immediately terminate, and TEMPLE shall be free to license such OPTION PATENT to others.
5.2 At any time during the OPTION PERIOD, upon written notice thereof to TEMPLE, COMPANY may elect to begin negotiating for an exclusive worldwide license under any OPTION PATENT provided, however, that the exercise of any rights granted under such OPTION PATENT would not have infringed, absent the LICENSE, any VALID CLAIM within the PATENT RIGHTS (as defined in the LICENSE) in effect prior to the receipt of the notice by TEMPLE. If after negotiating in good faith for six (6) months the parties are unable to enter into a mutually acceptable license agreement for any OPTION PATENT, all of CONPANY’s rights and obligations thereto shall immediately terminate, and TEMPLE shall be free to license such OPTION PATENT to others.
     ARTICLE 6 — MISCELLANEOUS
6.1 Except for the LICENSE, this Agreement constitutes the entire understanding of the parties with respect to the matters herein contained and each acknowledges and agrees that there are no warranties, representations or understandings between them other than those expressly set forth herein. Each party warrants and represents that the terms of this Agreement are not inconsistent with any other contractual or legal obligations it may have. This Agreement may be modified only by written consent signed by both parties.
6.2 The nghts and duties of the parties shall be governed by the laws of the Commonwealth of Pennsylvania. The parties agree that any dispute arising out of this Agreement may be resolved by recourse to the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania.
6.3 If any litigation or other legal proceeding relating to this Agreement occurs, the prevailing party shall be entitled to recover from the other party (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorney’s fees, incurred in the proceedings.
6.4 This Agreement is binding upon the parties hereto. The terms and conditions of Article 4 and Article 5 shall survive expiration or termination of this Agreement.
6.5 Any payment, notice, report, or other communication required hereunder shall be sent to the parties at the addresses below:

To TEMPLE:	Office of Technology Transfer
Temple University (083-45)
1601 N. Broad Street, Room 406
Philadelphia, PA 19122-6099

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To LICENSEE:	Bruce McKinnon, Chief Executive Officer
Save the World Air, Inc.
5125 Lankershim Boulevard
Los Angeles, California 91601

With copies to:

Lance Jon Kimmel
SEC Law Firm
11693 San Vicente Boulevard, Suite 357
Los Angeles, CA 90049

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives the day and year written below.
Temple University — Of The Commonwealth System of Higher Education:

BY		DATE

Susan J. Karakantas Interim Treasurer

Attest:

By

JANET CARRUTH ASSISTANT SECRETARY

Save the World Air, Inc.:

By	/s/ Bruce McKinnon	DATE	February 2, 2007

Bruce McKinnon Chief Executive Officer

Attest:

By:	/s/ Jerry Joves

Secretary
IN ACKNOWLEDGMENT OF HAVING READ AND UNDERSTOOD THE FOREGOING:

BY		DATE

Principal Investigator

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EXHIBIT A
Dr. Rongjia Tao will be the principal investigator for this project and such involvement by Dr. Tao in this project is a material inducement to STWA to enter into and perform its obligations under this R&D Agreement. Temple University will perform research, development, and consulting towards the realization of the following two commercial products: (1) Device utilizing electric field to improve the fuel injection in engines for diesel, kerosene, and gasoline; (2) Device utilizing electric or magnetic field to reduce crude oil viscosity and improve crude oil flow in pipelines.
Performance period: Two years, starting on the Effective Date
Tasks to be performed:
1.	Design and manufacture a prototype device for STWA, which utilizes electric field to improve diesel injection in engines. Test the device and determine the droplet size distribution in the fuel injection, compare the results with the test on engine at STWA, and make necessary changes for the device.

2.	Design and manufacture a prototype device for STWA, which utilizes electric field to improve gasoline injection in engines. Test the device and determine the droplet size distribution in the fuel injection, compare the results with the test on engine at STWA, and make necessary changes for the device.

3.	Design and manufacture a prototype device for STWA, which utilizes electric field to improve kerosene injection in engines. Test the device and determine the droplet size distribution in the fuel injection, compare the results with the test on engine at STWA, and make necessary changes for the device.

4.	Design a device for STWA, which utilizes electric field to reduce crude oil viscosity for crude oil flow in pipelines.

5.	In cooperation with STWA, manufacture the device and test it in laboratory and on pipelines with asphalt-base or mixed base crude oil.

6.	Design a device for STWA, which utilizes magnetic field to reduce crude oil viscosity for crude oil flow in pipelines.

7.	In cooperation with STWA, manufacture the device and test is in laboratory and on pipelines with paraffin-base crude oil.
All tasks are to be performed on a reasonable efforts basis.
Deliverables and Due Dates

1.	Prototype device for diesel	1 week after Effective Date
2.	1st Quarterly Report (about fuel injection for diesel)	3/31/2007
3.	2nd Quarterly Report (about fuel injection for gasoline)	6/30/2007
4.	3rd Quarterly Report (about fuel injection for kerosene)	9/30/2007
5.	4th Quarterly Report (about design of the electric device for pipelines)	12/31/2007
6.	5th Quarterly Report (about tests with asphalt- and mixed base crude oil)	3/31/2008
7.	6th Quarterly Report (about the magnetic device for pipelines)	6/30/2008
8.	7th Quarterly Report (about tests with paraffin-base crude oil)	9/30/2008
9.	Final report (comprehensive report)	12/31/2008

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Budget:

Year 1
Labor Costs:
Three summer months (July-September) for Dr. Tao	$47,277
12 month salary for postdoctoral fellow	$48,000
12 month salary for one graduate student	$20,400
3 month salary (part-time) for one technician	$12,000
Fringe Benefits	$18,532

Equipment:
Laser Scattering system to measure particle size distribution	$70,000

Travel	$6,000

Lab supplies, computer service, publication charges, etc.	$17,000

Technology Transfer Fee

Total direct costs	$239,209
Modified Direct Costs (excluding equipment)	$169,209
Indirect costs (25% of Modified Direct Costs)	$42,302
Total Costs for Year 1	$281,511

Year 2
Labor Costs:
Three summer months (July-September) for Dr. Tao	$48,695
12 month salary for postdoctoral fellow	$49,440
12 month salary for one graduate student	$21,012
3 month salary (part-time) for one technician	$12,360
Fringe Benefits	$19,088

Travel	$6,180

Lab supplies computer service, publication charges, etc.	$18,016

Total direct costs	$174,791
Modified Direct Costs (excluding equipment)	$174,791
Indirect costs (25% of Modified Direct Costs)	$43,698
Total Costs for Year 2	$218,489

Total Costs for the Project in 2 years	$500,000

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